SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

December 23, 2003

Date of Report (date of earliest event reported)

INTEVAC, INC.

(Exact name of Registrant as specified in its charter)

State of California	0-26946	94-3125814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3560 Bassett Street
Santa Clara, CA 95054

(Address of principal executive offices)

(408) 986-9888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits
EXHIBIT 99.1
EXHIBIT 99.2

Item 5. Other Events.

     On December 23, 2003 Intevac, Inc. issued two press releases announcing the shipment of the first 200 Lean disk sputtering system and the death of board member H. Joseph Smead. The press releases are attached as Exhibits 99.1 and 99.2.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99.1 Press Release announcing shipment of first 200 Lean.

99.2 Press Release announcing the death of H. Joseph Smead.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.

Date: December 23, 2003	By:	/s/ KEVIN SOULSBY

Kevin Soulsby
Controller

Exhibits

99.1	Press Release announcing shipment of first 200 Lean.
99.2	Press Release announcing the death of H. Joseph Smead.